Exhibit 99.1

[PARADYNE LOGO]

For more information, please contact:

Paradyne Networks, Inc.

Dawn Wright

Press Relations

727.530.2529

dwright@paradyne.com

Paradyne Reports Second Quarter 2003 Results

LARGO, FL—July 16, 2003—Paradyne Networks, Inc. (NASDAQ:PDYN), a leading provider of broadband voice, data and video network access solutions, today reported its second quarter 2003 financial results.

Paradyne’s pro forma net loss for the second quarter of 2003 was ($3.6 million) or ($0.08) per diluted share, matching the First Call consensus estimates. GAAP net loss reported for the second quarter of 2003 was ($4.9 million) or ($0.11) per diluted share. The primary differences between pro forma and GAAP results were the business restructuring charge of $1.7 million, and the exclusion from the pro forma loss of the positive product margin of $.7 million generated from inventory reserve reversals upon the sale of previously written off inventory.

Total revenues for the second quarter were $19.5 million with broadband revenues representing the major portion of total revenues at $15.3 million or 78 percent. Narrowband revenues were $1.7 million, and service and royalties accounted for the remaining $2.5 million. Paradyne’s cash position remained strong at $44.5 million at the end of the second quarter.

Highlights for the second quarter include:

•	Paradyne shipped approximately 8,400 ReachDSLTM endpoints, over 5,500 ADSL/R endpoints, and over 8,000 ReachDSL DSLAM ports, bringing the total to over 385,000 endpoints and over 428,000 ReachDSL CO ports shipped worldwide.

•	Paradyne shipped over 20,000 ADSL ports in Q2, up from approximately 9,000 in Q1. This increase is a reflection of the success of Paradyne’s new product strategy.

•	Paradyne shipped over 770 DSLAM’s in the quarter, bringing the total number of our DSLAM’s in the marketplace to over 32,900 representing over 5 million ports of capacity in the field.

•	Paradyne introduced the GranDSLAM 4200IP, a 1U DSLAM that provides enough bandwidth to sustain at least 3 streams of MPEG2 video, voice and data to each subscriber. The 4200IP DSLAM supports the multicast features required to efficiently support broadcast video.

•	Paradyne introduced the GranDSLAM 8820 Tsunami Platform, a standards-based, carrier class, scalable, high-capacity multi-service DSLAM that supports the widest range of DSL technologies in the industry, including ADSL2+, ReachDSL, SHDSL, and TDM SHDSL as well as T1/E1 termination. This product puts Paradyne in a competitive position with any DSL offering in the world.

•	Paradyne introduced the CPX-1000MG, a multi-service media gateway for carriers, supporting VoIP, ATM, and TDM in the same chassis.

•	Paradyne introduced the PacketSurferTM media gateway, a low cost multi-service gateway platform designed for carriers and large enterprises. The PacketSurfer is focused on Voice over IP and complements the larger CPX-1000MG media gateway solution.

•	Paradyne launched the iMarcTM Series of IP Products. iMarc products include a wide range of IP, frame relay, and ATM aware WAN endpoints. The iMarc product suite is

made	up of intelligent network demarcation devices including routers, DSU/CSUs, and in-line monitoring devices.

•	Paradyne hosted a private suite during SuperComm and showcased live demonstrations of its video, voice and data solutions using the GranDSLAMTM, BitStormTM, iMarc and JetstreamTM products portfolios. Additionally, Paradyne hosted a seminar focused on IP Video with presentations from our video solution partners.

•	Paradyne announced a strategic alliance with SkyStream Networks, a leading provider of advanced video networking solutions, and VideoTele.com, a leader in delivering digital TV over xDSL.

•	Paradyne exhibited at HITEC, a technology tradeshow for the hospitality industry in New Orleans, during June. Paradyne showcased its BitStormTM product portfolio through video and high-speed Internet Access solutions demonstrations.

•	Paradyne announced its selection by Adam’s Mark Hotels as the preferred DSL vendor. The BitStorm 4800 DSLAM has been deployed into 5 different Adam’s Mark properties to date. Adam’s Mark is planning to introduce the BitStorm DSLAM into several additional properties in the coming months.

•	Paradyne announced The CPX-1000MG has been selected for deployment by Lightship Telecom, a provider of bundled telecommunications solutions to business customers in the Northeastern United States. Deployment of the Jetstream-enabled services is slated to commence this summer.

Second Quarter Results Conference Call and Webcast

As previously announced, Paradyne will host a conference call on Thursday, July 17, 2003 at 9:00 a.m. (ET) to discuss second quarter 2003 results and its outlook for the third quarter of 2003. The call will be broadcast live on the Internet for investors and the general public. This listen-only Webcast can be accessed through the Company section of the Paradyne Web site (http://www.paradyne.com/corporate_info). Participants should go to the Web site at least ten minutes before this event to download and install any necessary audio software. Or, participants may dial into the call at 706-634-6062.

About Paradyne

Paradyne is a leading developer of carrier-class, high-speed network access solutions for broadband voice, data and video. A recognized market leader in digital subscriber line (DSL), service level management (SLM), and Broadband Voice and Media Gateway solutions, Paradyne markets its award-winning GranDSLAM and BitStorm DSL systems, ReachDSL and EtherLoop® products, Jetstream Media Gateway systems and iMarc/FrameSaver® Service Level Management systems to service providers and business customers worldwide. More information may be obtained by visiting www.paradyne.com or by calling +1-727-530-8623.

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Information about Forward-Looking Statements:

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations and beliefs as well as on assumptions made by, and information currently available to, management. Among the factors that could cause actual future events to differ materially include: the uncertainty regarding the acceptance of new telecommunications services based on DSL technology; reduction or discontinuation of purchase of our products by NSPs; the failure of NSPs to incorporate our products into their infrastructure; the possibility that Paradyne’s competitors may develop competing products that are superior in terms of quality, cost or both. For a detailed discussion of other risk factors that could affect Paradyne’s business, please refer to the risks identified in Paradyne’s Current Report on Form 10-K/A, dated March 24, 2003, and in Paradyne’s other filings with the Securities and Exchange Commission.

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Editor’s Note: BitStorm, iMarc, PacketSurfer and ReachDSL are trademarks of Paradyne Corporation. EtherLoop, FrameSaver, GranDSLAM, Jetstream, Paradyne, and the Paradyne logo are registered trademarks of Paradyne Corporation. All other service marks and trademarks are the property of their respective owners.

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Statements of Operations

(Thousands except per share amounts)

	Three months Ended June 30,		Six months Ended June 30,
	2003	2002	2003	2002
Revenues:
Sales	$16,966	$25,429	$34,700	$62,452
Services	1,749	1,112	3,313	2,141
Royalties	800	191	800	697

Total Revenues	19,515	26,732	38,813	65,290
Total cost of sales	10,163	11,421	19,728	32,790

Gross Margin	9,352	15,311	19,085	32,500

Operating expenses:
Research and development (includes $2,830 of purchased R&D in March 2002)	5,597	6,525	11,206	14,669
Selling, general & administrative	6,695	9,484	13,945	17,356
Amortization of deferred stock compensation and intangible asset	374	428	797	615
Business restructuring charges	1,742	0	1,742	1,011

Total operating expenses	14,408	16,437	27,690	33,651

Operating Income (Loss)	(5,056)	(1,126)	(8,605)	(1,151)

Other (income) expenses:
Interest, net	(162)	(263)	(316)	(413)
Other, net	48	(137)	141	(76)

Income (loss) before provision for income tax	(4,942)	(726)	(8,430)	(662)
Provision (benefit) for income tax	0	0	0	(859)

Net income (loss)	$(4,942)	$(726)	$(8,430)	$197

Average shares outstanding
Basic	43,121	42,252	42,992	39,206
Diluted	43,121	42,252	42,992	41,649
Earnings per common share
Basic	(0.11)	(0.02)	(0.20)	0.01
Diluted	(0.11)	(0.02)	(0.20)	0.00

Pro forma diluted net income (loss) per share (A)	$(0.08)	$(0.07)	$(0.17)	$0.02

Paradyne Networks, Inc.

Footnote To Condensed Consolidated Statements of Operations

(Thousands except per share amounts)

(Unaudited)

(A) Reconciliation of Earnings Following Generally Accepted Accounting Principles (GAAP) With Non-GAAP Financial Measures (Pro Forma Earnings)

Paradyne supplements its earnings releases provided in accordance with generally accepted accounting principles, with non-GAAP financial measures that exclude those transactions that management does not reasonably expect to be part of recurring business transactions over the long term. Paradyne's management believes the pro forma information provides investors useful information to understand operating results and make comparisons with prior periods. Paradyne's management uses such pro forma measures internally, to evaluate the company's net income and operating performance on a period-over-period basis, and for planning and forecasting future periods.

Pro forma diluted net income (loss) per share calculations exclude the elimination of positive margin generated from the reversal of inventory reserves, the financial statement impact of the writeoff of purchased research and development related to the acquisition of Elastic Networks Inc., the amortization of deferred stock compensation and intangible assets, business restructuring charges and tax benefit from the Job Creation and Worker Assistance Act of 2002.

	Three months Ended		Six months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Net income (loss) before excluding items to normalize results	$(4,942)	$(726)	$(8,430)	$197

Increase (decrease) to net income:
Elimination of positive margin generated from the reversal of inventory reserves	(732)	(2,825)	(1,475)	(2,825)
Exclusion of writeoff of purchased research and development				2,830
Exclusion of amortization of deferred stock compensation & intangible assets	374	428	797	615
Exclusion of business restructuring charges	1,742		1,742	1,011
Exclusion of tax benefit				(859)

Adjustment to net income (loss)	1,384	(2,397)	1,064	772
Pro Forma net income (loss)	$(3,558)	$(3,123)	$(7,366)	$969

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Balance Sheets

(In Thousands)

	June 30,	December 31,
ASSETS	2003	2002
CURRENT ASSETS:
Cash and cash equivalents	$44,538	$47,706
Accounts receivables, net	8,493	13,072
Inventories, net	16,952	16,661
Prepaid & other current assets	1,318	2,896

Total current assets	71,301	80,335

Property plant & equipment, net	7,884	10,396
Other assets	5,824	6,525

Total assets	$85,009	$97,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,366	$6,333
Current portion of debt	130	396
Payroll & benefit related liabilities	2,463	3,445
Other current liabilities	7,494	9,087

Total current liabilities	14,453	19,261

Total liabilities	14,453	19,261
Stockholders’ equity	70,556	77,995

Total liabilities and stockholders’ equity	$85,009	$97,256